UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 15, 2014

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of OGE Energy Corp. held on May 15, 2014, the shareholders:

•	Elected the 10 directors nominated by the Board of Directors;

•	Ratified the appointment of Ernst & Young LLP as the Company's principal independent accountants for 2014;

•	Approved, on an advisory basis, named executive officer compensation; and

•	Did not approve a shareholder proposal regarding an independent board chairman.

The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each of such matters, were as stated below.

Proposal No. 1:	Votes For		Votes Withheld	Broker Non-Votes
Election of Directors

Terms Expiring in 2015
James H. Brandi	131,874,911		1,328,295	35,549,437
Wayne H. Brunetti	131,997,707		1,205,499	35,549,437
Luke R. Corbett	131,558,356		1,644,850	35,549,437
Peter B. Delaney	131,122,203		2,081,003	35,549,437
John D. Groendyke	131,710,654		1,492,552	35,549,437
Kirk Humphreys	131,723,736		1,479,470	35,549,437
Robert Kelley	131,767,519		1,435,687	35,549,437
Robert O. Lorenz	131,744,638		1,458,568	35,549,437
Judy R. McReynolds	130,875,895		2,327,311	35,549,437
Sheila G. Talton	131,638,300		1,564,906	35,549,437

Proposal No. 2:	Votes For		Votes Against	Abstentions
Ratification of the appointment of Ernst & Young LLP as our principal independent accountants for 2014	166,308,887		1,696,893	746,863

Proposal No. 3:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory vote to approve named executive officer compensation	125,936,326	4,528,672	2,738,208	35,549,437

Proposal No. 4:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Shareholder proposal regarding independent board chairman	22,309,513	109,242,950	1,650,743	35,549,437

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

May 21, 2014